Exhibit 21




                      SUBSIDIARIES OF HURCO COMPANIES, INC.


                                                     Jurisdiction
Name                                                 of Incorporation

Hurco B.V.                                           the Netherlands
Hurco Europe Limited                                 United Kingdom
Hurco GmbH                                           Federal Republic of Germany
Hurco Manufacturing Ltd.                             Taiwan R.O.C.
Hurco S.a.r.l.                                       France
Hurco S.r.l.                                         Italy
Hurco (S.E. Asia) Pte Ltd.                           Singapore